                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          COOPER CAMERON CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[COOPER CAMERON LOGO]
515 Post Oak Boulevard, Suite 1200
Houston, Texas 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999

To the Stockholders of
COOPER CAMERON CORPORATION:

     The 1999 Annual Meeting of Stockholders of COOPER CAMERON CORPORATION will be held at The Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on Thursday, May 13, 1999, at 10:00 a.m. central daylight time, for the following purposes:

          1) To elect two (2) members of the Board of Directors;

          2) To approve the Company's Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors to increase by 500,000 the number of shares of common stock reserved under the Plan and make certain other modifications;

          3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The record date for the annual meeting is March 15, 1999. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment.

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                            By Order of the Board of Directors,
                                            /s/ FRANKLIN MYERS
                                            Franklin Myers
                                            Senior Vice President, General
                                            Counsel and Secretary

Houston, Texas
March 20, 1999

                           COOPER CAMERON CORPORATION
                       515 POST OAK BOULEVARD, SUITE 1200
                              HOUSTON, TEXAS 77027

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 13, 1999

     The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cooper Cameron Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at The Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas on the 13th day of May, 1999, at 10:00 a.m. local time, and at any adjournment. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning March 22, 1999.

                          INFORMATION CONCERNING PROXY

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company;
(2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting. If you return your signed proxy to us before the annual meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of all nominees for director as set forth under "Election of Directors" and "for" Proposal 2. If any other business is brought before the meeting, the proxies will be voted in accordance with the judgment of the persons voting those shares.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for the reasonable out-of-pocket expenses incurred by them. In addition, the Company has retained Corporate Investor Communications to assist in the solicitation of proxies for which the Company will pay an estimated fee of $1,500.00, plus expenses and disbursements.

ANNUAL REPORT TO STOCKHOLDERS

     Cooper Cameron's Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     On March 15, 1999, there were 53,274,157 shares of Common Stock of the Company issued and outstanding, which constituted the only outstanding voting securities. Each share of Common Stock has one vote. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting of Stockholders or any adjournment or postponement.

REQUIRED VOTES

     The affirmative vote of a majority of the Company's voting stock present in person or by proxy and entitled to vote at the meeting at which a quorum is present is required for the election of each director. The affirmative vote of a majority of the shares voting is required for the approval of the Company's Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors. Proxies marked as abstaining for these proposals shall not have an effect on the outcome of the vote. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the Annual Meeting. Abstentions will also be counted when tabulating the votes cast on Proposal 2, but broker non-votes will not be counted.

     For Cooper Cameron Employees: If you are a participant in the Cooper Cameron Corporation Retirement Savings Plan ("CC-SAVE"), the accompanying proxy card will include the number of equivalent shares credited to your account by The Chase Manhattan Bank, N.A., as Trustee for CC-SAVE ("Trustee"). When your proxy card is returned properly signed, it will serve as direction to the Trustee to vote the shares held in CC-SAVE for your account in accordance with your directions. If you return a proxy card properly signed, but do not indicate your voting preference, the shares represented by your proxy card will be voted FOR all items specified in the Notice. If you fail to return a proxy card properly signed, the equivalent shares of Common Stock credited to your account will then be voted by the Trustee in the same proportion as the shares for which instructions were received from other CC-SAVE participants.

VOTING BY TELEPHONE OR THE INTERNET

     Instructions for a shareholder of record to vote by telephone or the internet are set forth on the enclosed proxy card. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Delaware law, allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

STOCKHOLDER LIST

     A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours beginning on April 29, 1999 and at the annual meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth those persons who, to the knowledge of the Company, beneficially owned five percent or more of the shares of Common Stock outstanding as of March 15, 1999, on which date 53,274,157 shares were outstanding.

                                                              AMOUNT
                                                            AND NATURE
NAME AND ADDRESS                                           OF BENEFICIAL
OF BENEFICIAL OWNER                                          OWNERSHIP       PERCENT OF CLASS
-------------------                                        -------------     ----------------
FMR Corp. ...............................................    6,920,030(1)          13.0%
  82 Devonshire Street
  Boston, Massachusetts 02109-3614
Franklin Mutual Advisers Inc. ...........................    5,110,890(2)           9.6%
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078
Loomis, Sayles & Company, L.P. ..........................    3,333,815(3)           6.3%
  One Financial Center
  Boston, MA 02111

---------------

(1) According to a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., as of December 31, 1998, FMR Corp. had sole voting power over 123,100 shares and sole dispositive power over 6,920,030 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,799,130 shares or 12.773% of the common stock of Cooper Cameron.

(2) According to a Schedule 13G filed with the SEC by Franklin Mutual Advisers Inc. ("FMAI"), dated January 27, 1999, FMAI had sole voting power over 5,110,890 shares and sole dispositive power over 5,110,890 shares. FMAI is a direct subsidiary of Franklin Resources, Inc.

(3) According to a Schedule 13G filed with the SEC by Loomis, Sayles & Company, L.P. ("Loomis"), dated February 10, 1999, Loomis had sole voting power over 1,555,655 shares, shared voting power over 800 shares, and sole dispositive power over 3,333,815 shares.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors will be comprised of not less than five nor more than fifteen members. The authorized number of directors is currently six, divided into three classes having two members in Class I, two members in Class II and two members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each Annual Meeting of Stockholders.

NOMINEES

     The Board of Directors has nominated Grant A. Dove and David Ross III for election to the Board of Directors for three-year terms expiring at the Annual Meeting of Stockholders in 2002, or when their successors are elected and qualified. The affirmative vote of the holders of at least a majority of a quorum is required in order to elect each director. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted for the election of these two nominees for director.

     If any nominee should be unable to serve as a director, which is not anticipated, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Set forth on the following pages are the names of, and certain information with respect to, the persons nominated as directors and the continuing directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

                             NOMINEES FOR DIRECTORS

                          CLASS I -- TERM ENDING 2002

GRANT A. DOVE

     Chairman of Cooper Cameron's Compensation Committee and a director since June 1995. Age 70. Mr. Dove is now, and has been since 1991, a Managing Partner of Technology Strategies and Alliances, which performs strategic planning and investment banking services. He was Chief Executive Officer of Microelectronics and Computer Technology Corporation from 1987 to 1991 and currently serves as a director. From 1982 until 1987 he was Executive Vice President of Texas Instruments Incorporated and previously served as Senior Vice President. He is retired Chairman and a director of Optek Technology, Inc., and is a director of Media One Group and Intervoice, Inc.

DAVID ROSS III

     Member of Cooper Cameron's Compensation Committee and a director since June 1995. Age 58. Mr. Ross is an adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University. From 1987 until 1993 he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm which provides analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987 he was a principal in the Sterling Group, a firm which participated in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provides planning and consulting services to the oil and gas industry. He is a director of Nuevo Energy Company.

                              CONTINUING DIRECTORS

                          CLASS II -- TERM ENDING 2000

SHELDON R. ERIKSON

     Chairman of the Board of the Company since May 1996, President and Chief Executive Officer since January 1995, and a director since March 1995. Age 57. He was Chairman of the Board from 1988 to 1995 and President and Chief Executive Officer from 1987 to 1995 of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Triton Energy Corporation and Layne Christensen Co. He also serves on the board of directors of the National Ocean Industries Association and The Petroleum Equipment Suppliers Association.

C. BAKER CUNNINGHAM

     Member of Cooper Cameron's Compensation Committee and a director since November 1996. Age 57. He is now, and has been since 1993, Chairman of the Board of Directors, President and Chief Executive Officer of Belden Inc. He held various positions with Cooper Industries, Inc. from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

                         CLASS III -- TERM ENDING 2001

MICHAEL E. PATRICK

     Member of Cooper Cameron's Audit Committee and a director since November 1996. Age 55. He has been Vice President and Chief Investment Officer of Meadows Foundation, Inc. since December 1995. He was a Managing Director and Partner with M.E. Zukerman Energy Advisors from 1994 to 1995 and served as Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, parent, as well as President and Chief Operating Officer of two subsidiaries, Lomas Mortgage USA and Lomas Information Systems, Inc., from 1992 through 1993. The Lomas companies were engaged in mortgage banking, information systems and real estate. Lomas Financial Corporation and Lomas Mortgage USA filed for bankruptcy protection in October 1995. Previously, he was Executive Vice Chancellor for Asset Management for the University of Texas System from 1984 to 1991. He is a director of BJ Services Company and a trustee of St. Edward's University.

MICHAEL J. SEBASTIAN

     Chairman of Cooper Cameron's Audit Committee and a director since November 1994. Age 69. Mr. Sebastian retired in August 1995, after serving as Executive Vice President, Operations of Cooper Industries, Inc. since February 1982, responsible for Cooper's former Petroleum & Industrial Equipment segment. He is a director of Quanex Corporation and Gardner Denver Machinery Inc.

                               ADVISORY DIRECTOR

NATHAN M. AVERY

     Appointed an advisory director in December 1996. Age 64. Mr. Avery was a director of the Company from June 1995 to December 1996. Mr. Avery is Chairman of the Board and Chief Executive Officer of TransCoastal Marine Services, Inc., a marine construction company. He was Chairman of the Board, President and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the oilfield from 1972-1998. He has been an active participant in the oil and gas industry since the 1960s. He was Chairman of the Board of Directors of Bettis Corporation until December 1996 when Bettis Corporation merged with Daniel Industries, Inc. He is a director and member of the Executive Committee of Daniel Industries and a director of Prime Cable.

                       PROPOSAL 2: APPROVAL OF THE SECOND
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors has approved the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors Plan") authorizing an increase by 500,000 shares in the number of authorized shares available under the Directors Plan and certain other modifications. As of December 31, 1998, 318,540 shares were reserved for issuance upon the exercise of outstanding options under the Directors Plan and 18,618 shares were available for future grants. The Directors Plan has also been modified to provide for certain payments in the event of a Change in Control, as herein defined. The Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), attached to this Proxy Statement as Appendix A, includes these amendments and modifications.

     Each director of the Company who is not an employee of the Company or any of its subsidiaries ("Eligible Director") is eligible to participate in the Directors Plan. If the nominees for election named in this proxy statement are elected, five directors and one advisory director will qualify as non-employee directors under the Directors Plan in 1999. All the Eligible Directors elected to receive stock options in lieu of their annual cash retainer beginning July 5, 1995 through December 31, 1999. The options granted in lieu of retainer are fully exercisable one year after the date of grant, are vested pro rata in the event of the resignation of the director and have a five-year expiration date. In addition, each director receives an annual automatic option grant of 6,000 shares of Common Stock. The automatic grants are fully exercisable one year after the grant date and have a five-year expiration date.

     VOTE REQUIRED. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WILL BE REQUIRED TO APPROVE THE SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, PROVIDED SUCH AFFIRMATIVE VOTE ALSO CONSTITUTES A MAJORITY OF THE QUORUM.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

DESCRIPTION OF THE DIRECTORS PLAN

     The following summary describes briefly the principal features of the Directors Plan.

     General Terms. The Board of Directors and the Company's sole stockholder adopted and approved the Directors Plan on May 3, 1995 and adopted and approved an Amended and Restated Directors Plan on June 28, 1995. On May 8, 1997, the stockholders of the Company approved an amendment to the Directors Plan to provide options in lieu of the director's annual retainer and automatic annual option grants. In May 1998, the Board approved a change in the number of elective options to be received in lieu of the retainer as described below under the heading "Stock Options." On the same date the stockholders approved an amendment to the Directors Plan authorizing a stock option grant to a director who exercises a previously existing stock option and pays the exercise price in shares of Company Common Stock. The purpose of the Directors Plan is to increase stockholder value and to advance the interests of the Company and its stockholders by strengthening its ability to attract and retain the services of experienced and knowledgeable directors and by causing each non-employee director to acquire an equity interest in the Company by issuing stock options, pursuant to the terms of the Directors Plan.

     Stock Options. The options granted pursuant to the Directors Plan are non-qualified options having an exercise price equal to the fair market value of the Common Stock on the date the option is granted. Options granted under the Directors Plan are exercisable 12 months from the date of grant. Such options terminate and cease to be outstanding five years and one day after the date on which they are granted. If an Eligible Director to whom an option is granted ceases to be an Eligible Director by reason of death or disability, the option becomes immediately exercisable in full. The Directors Plan provides for each Eligible Director to elect to receive, in lieu of the $30,000 cash retainer, either (a) a stock option for 4,290 in lieu of all of the annual cash retainer,
(b) a stock option for 2,860 in lieu of two-thirds of the cash retainer, or (c) a stock option for 1,430 in lieu of one-third of the cash retainer for 1999 and each of the years thereafter. The Directors Plan also provides for an initial option grant of 6,000 shares of Common Stock to each Eligible Director on the first trading date on which such individual becomes an Eligible Director. If the Company has a non-executive (non-full time employed) Chairman of the Board, an initial grant for 20,000 shares of Common Stock will be made on the first trading date on which such individual becomes the non-executive Chairman of the Board. The Directors Plan further provides for the grant of an additional option for 6,000 shares of Common Stock to Eligible Directors in each subsequent year during the term of the Directors Plan on the first trading date following the Annual Meeting of Stockholders of the Company.

     All outstanding options granted under the Directors Plan become exercisable immediately if a change in control of the Company occurs. No awards will be made or options granted under the Directors Plan after May 3, 2005. On March 15, 1999, the reported closing price of the Company's Common Stock in New York Stock Exchange Composite Transactions was $29.625 per share.

     Change in Control. The Directors Plan has been amended to propose the payment to the directors for the value of the options which would be terminated as a result of the Change in Control. "Change in Control" is defined in the Directors Plan. The Directors Plan provides that the options are to remain outstanding through the term set forth, but be modified so as to be exercisable into shares of common stock of an acquiring company on a relative value basis. At the election of each director, upon a Change in Control, in lieu of retaining the Options, the Directors Plan provides for cash payments to such director equal to the value of such option as determined by a Black-Sholes formula set forth in the Directors Plan.

     Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to grants of options under the Directors Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to non-employee directors who participate in the Directors Plan. The grant of an option will create no tax consequences for the optionee. Upon exercise of an option, the optionee must generally recognize ordinary income at the time of the exercise of such option measured by the excess of the then fair market value of the shares over the option price. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income. Upon a taxable disposition of shares acquired by the optionee upon the exercise of an option, any amount received by the optionee in excess of the sum of (1) the option price of the shares as of the date of exercise and (2) the amount includable in income with respect to such option, if any (such sum being his or her "basis" in the shares), will, in general, be treated as long- or short-term capital gain, depending upon the holding period of the shares. If upon disposition the optionee receives less than his or her basis in the shares, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

     New Plan Benefits Table. The following table sets forth the number of shares of Common Stock that have been granted to non-employee Directors as a group under the Directors Plan as of December 31, 1998, in lieu of retainers and as automatic grants.

                                 PLAN BENEFITS
                              AMENDED AND RESTATED
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

POSITION                                                        NUMBER OF SHARES
--------                                                        ----------------
Non-Employee Directors and Advisory Director as a      315,724 options in lieu of retainer
  Group (Six in number)                                175,658 automatic options

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     Each holder of the Common Stock is entitled to one vote per share with respect to all matters submitted to holders of the Common Stock. The Common Stock does not have cumulative voting rights. Subject to the rights of holders of Preferred Stock, holders of the Common Stock will be entitled to receive dividends if, as and when declared by the Board of Directors. Upon dissolution, liquidation or winding up of the Company, holders of the Common Stock are entitled to share pro rata in all assets remaining after the liquidation payments have been made on any outstanding shares of Preferred Stock.

PREFERRED STOCK

     Shares of Preferred Stock may be issued in one or more series or classes, which will have such designation, voting powers, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereon, including voting rights, dividends, rights on liquidation, dissolution or winding up, conversion or exchange rights and redemption provisions, as set forth in the resolutions adopted by the Board of Directors providing for the issuance of such stock and as permitted by the Delaware General Corporation Law (the "DGCL"). Although the Company has no current plans to issue Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of securities convertible into or exchangeable for such shares, could be used to discourage an unsolicited acquisition proposal that some or a majority of the stockholders believe to be in their interests or in which stockholders are to receive a premium for their stock over the current market price. In addition, the issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock. The Board of Directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

RIGHTS PLAN

     The Company has adopted a stockholder rights plan and declared a dividend of one right (a "Right") for each share of Common Stock then outstanding. As presently amended, the Rights (which, under certain circumstances, entitle their holders to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for an exercise price of $300) will expire on October 31, 2007.

     The Rights are not exercisable until the earlier to occur of (i) 10 days following the first date of public announcement that a person or group of affiliated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock.

     In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then-current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right other than Rights beneficially owned by an Acquiring Person (which will have become void) will thereafter have the right to receive, upon the exercise of the Right at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction having a market value of two times the exercise price of the Right.

     At any time until ten days following the Stock Acquisition Date (subject to extension by the Board of Directors), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right.

     The Rights have certain anti-takeover effects. They may reduce or eliminate
(i) "two-tiered" or other partial offers which do not offer fair value for all Common Stock; (ii) the accumulation by a third party of 20% or more of the Common Stock in open-market or private purchases in order to influence or control the business and affairs of the Company without paying an appropriate premium for a controlling position in the Company; and (iii) the accumulation of shares of Common Stock by third parties in market transactions for the primary purpose of attempting to cause the Company to be sold. In addition, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner defined as a Triggering Event (a merger, combination, consolidation or sale or transfer of assets or earning power, as described in the Rights Agreement) unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of Common Stock and other voting securities at a price and on other terms which are in the best interests of the Company and its stockholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors, since the Rights would either be redeemed or otherwise made inapplicable. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Board of Directors may, at its option, at any time until ten business days following the Stock Acquisition Date, redeem all, but not less than all, of the then-outstanding Rights at the $.01 redemption price.

SPECIAL PROVISIONS OF DELAWARE LAW AND THE COMPANY'S GOVERNING DOCUMENTS

     Anti-Takeover Provisions. Section 203 of the DGCL ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation but less than 85% of such stock (an "Interested Stockholder") may not engage in certain Business Combinations (as defined in
Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. The provisions of Section 203 could discourage a change in control of the Company.

     The Company's Certificate of Incorporation (the "Certificate") requires that any "Business Combination" involving the Company and a person who beneficially owns 20% or more of the Common Stock must be approved by the holders of at least 80% of the voting power of the outstanding shares of the Company's capital stock (the "Voting Requirement"), voting together as a single class. The Voting Requirement does not apply if either (i) the Business Combination is approved by a two-thirds vote of the Continuing Directors (as defined in the Certificate) or (ii) certain "fair price" and disclosure conditions are met.

     Classified Board. The Company's Board of Directors is divided into three classes of directors serving staggered terms. One class of directors is elected at each annual meeting for a three-year term.

     Annual and Special Meetings. The Company's Certificate of Incorporation provides, as permitted by the DGCL, that stockholders are not permitted to call annual or special meetings of stockholders. Generally, stockholder action may be taken only at an annual or special meeting of stockholders and may not be taken by written consent.

     Limitation of Director Liability. Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the Securities and Exchange Commission ("Commission"), the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

                 INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
                           OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

     The following sets forth information with respect to Cooper Cameron's present executive officers. All executive officers are elected to terms that expire at the meeting of the Board of Directors which follows the Annual Meeting of Stockholders. Mr. Chapman was elected an officer of Cooper Cameron in May 1998, and Mr. Thomas was elected an officer of Cooper Cameron in July 1998.

NAME                           AGE         POSITION WITH THE COMPANY         FIRST ELECTED
----                           ---         -------------------------         -------------
Sheldon R. Erikson...........  57    Chairman of the Board, President and        1995
                                     Chief Executive Officer
Thomas R. Hix................  51    Senior Vice President of Finance and        1995
                                     Chief Financial Officer
Franklin Myers...............  46    Senior Vice President, General Counsel      1995
                                     and Secretary, President of the Cooper
                                       Energy Services division
Joseph D. Chamberlain........  52    Vice President and Corporate                1995
                                     Controller
A. John Chapman..............  57    Vice President, President of the            1998
                                     Cooper Cameron Valves division
E. Fred Minter...............  63    Vice President, President of the            1996
                                     Cooper Turbocompressor division
Dalton L. Thomas.............  49    Vice President, President of the            1998
                                     Cameron division

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates the total number of shares of Common Stock of the Company beneficially owned, or as described below, as of March 15, 1999, by each director or nominee for director, each executive officer named in the Summary Compensation Table and all officers, directors and nominees for director as a group.

                                                             SHARES BENEFICIALLY OWNED
                                           --------------------------------------------------------------
                                           SOLE VOTING AND         OPTIONS          TOTAL
                                             INVESTMENT          EXERCISABLE      BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                        POWER         WITHIN 60 DAYS(4)   OWNERSHIP      CLASS
------------------------                   ---------------    -----------------   ----------   ----------
Nathan M. Avery(1).......................          126              35,800           35,926       *
C. Baker Cunningham......................        8,846              50,800           59,646       *
Grant A. Dove............................       14,296              59,800           74,096       *
Sheldon R. Erikson.......................      345,409(2)          896,849        1,242,258       2.33%
Michael E. Patrick.......................            0              50,800           50,800       *
David Ross III...........................        9,796              59,800           69,596       *
Michael J. Sebastian.....................       26,270(3)           35,800           62,070       *
Thomas R. Hix............................       69,880(2)          239,913          309,793       *
Franklin Myers...........................       14,560(2)          104,344          118,904       *
E. Fred Minter...........................        5,778(2)           62,020           67,798       *
A. John Chapman..........................       26,822(2)           52,138           78,960       *
Dalton L. Thomas.........................       29,499(2)           75,342          104,841       *
Joseph D. Chamberlain....................       25,466(2)           43,685           69,151       *
All Directors, Advisory Director and
  Executive Officers as a Group (13
  persons)...............................                                         2,343,839       4.40%

---------------

 *  Indicates ownership of less than one percent of Common Stock outstanding.

(1) Mr. Avery is an Advisory Director.

(2) Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 1998.

(3) Includes shares held in the Cooper Industries, Inc. Savings and Stock Ownership Plan as of December 31, 1998.

(4) Includes shares under option that have been earned pursuant to either (i) waiver of directors' fees by the directors or (ii) waiver of salary by certain executive officers, except for Mr. Minter. Such options are not forfeitable or cancelable, expire five years from date of grant and become exercisable one year from date of grant.

COMMITTEES AND BOARD MEETINGS

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit and Compensation Committees are comprised of directors who are not officers or employees of the Company.

  Audit Committee

     The Audit Committee consists of two non-employee directors: Messrs. Michael
J. Sebastian (Chairman) and Michael E. Patrick. The principal functions of the Audit Committee include recommending the annual engagement of the Company's independent accountants; reviewing non-audit consulting services performed by the independent accountants and related fees; reviewing with management and the independent accountants the scope and results of the annual financial statement audit; reviewing the charter and scope of the internal audit function; reviewing the scope and adequacy of the Company's internal accounting controls and record-keeping systems; reviewing legal and regulatory matters that may impact the financial statements, related company compliance policies, and programs and reports received from regulators; reviewing compliance with the Company's conflicts of interest and ethical conduct policy (Standards of Conduct Policy); and conferring independently with the internal auditors and the independent accountants.

  Compensation Committee

     The Compensation Committee consists of three non-employee directors:
Messrs. Grant A. Dove (Chairman), C. Baker Cunningham and David Ross III. The principal functions of the Compensation Committee include reviewing the Company's overall compensation policy, including compensation philosophy and strategy, short- and long-term incentive plans and programs, stock ownership plans, employee benefit plans and employee welfare plans; reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors; reviewing the performance and compensation of the Chief Executive Officer and senior executives of the Company; and reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

     Since January 1998, the Board held 5 meetings, the Audit Committee held 2 meetings and the Compensation Committee held 4 meetings. Each of the directors attended 100 percent of the meetings of the Board and the committee of the Board on which they served.

                 DIRECTOR AND EXECUTIVE MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

     Directors receive an annual cash retainer of $30,000. In lieu of this annual cash retainer, they may elect to receive stock options, or a combination of cash and options. In May 1998, all of the directors elected to receive stock options in lieu of all of their cash retainers through the year 1999 as follows:
1) for the period May 1, 1998 to December 31, 1998, an option for 5,800 shares of Common Stock, and 2) for the year ending December 31, 1999, an option for 4,290 shares of Common Stock. Directors also received under the Directors Plan annual option grants of Common Stock of 6,000 shares on May 14, 1998 and will receive annual option grants of 6,000 shares of Common Stock on the first trading date following the 1999 Annual Meeting of Stockholders. During 1998 options for a total of 96,540 shares of Cooper Cameron Common Stock were granted pursuant to the Directors Plan.

     Options granted to non-employee directors become fully exercisable on the first anniversary of the date of grant of the option, and will expire five years and one day after the date of grant, subject to prior termination and pursuant to the terms of the Directors Plan.

     In addition, non-employee directors are paid meeting attendance fees of $1,000 for each Board meeting of the Company and $1,000 for each committee meeting they attend. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The maximum number of shares to be issued under the Directors Plan and the number of shares subject to each option are subject to adjustment in the event of stock splits or other changes in the Cooper Cameron capital structure.

STOCK OWNERSHIP GUIDELINES

     In 1996, the Board of Directors of the Company adopted stock ownership guidelines to encourage ownership of common stock by officers and certain key employees of the Company, as well as directors. Such guidelines set forth that by the 1999 Annual Meeting of Stockholders, directors should each own $100,000 worth of common stock of the Company. Further, the officers of the Company and certain key employees, a total of 42 persons, are expected to own by such date between one times and five times their base salary in common stock of the Company, depending on their job category. The Board of Directors believes that aligning the economic interest of the key managers of the Company with those of the stockholders will further focus the future direction of the Company to one of enhancing stockholder value.

COMPENSATION OF EXECUTIVE MANAGEMENT

     Table 1 "Summary Compensation Table" presents information concerning compensation paid to, or accrued for services by, the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron during fiscal year 1998.

     Table 2 "Option Grants in Last Fiscal Year" presents information concerning the grant of options during fiscal year 1998 to the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron to acquire the Company's Common Stock under the Company's Long-Term Incentive Plan. No stock appreciation rights were granted during 1998.

     Table 3 "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values" presents information concerning the unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron at the end of fiscal year 1998.

     Table 4 "Pension Plan Table" sets forth the estimated annual retirement benefits payable to the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron under the Cooper Cameron Corporation Salaried Employees' Retirement Plan upon retirement at age 65, based on an employee's assumed average annual compensation for the five-year period preceding retirement.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                     AWARDS
                                      ---------------------------------     -------------------------
(A)                            (B)      (C)       (D)          (E)             (G)
                                                              OTHER         SECURITIES       (I)
                                                              ANNUAL        UNDERLYING    ALL OTHER
NAME AND                              SALARY     BONUS     COMPENSATION      OPTIONS     COMPENSATION
PRINCIPAL POSITION             YEAR    $(1)        $            $               #*           $(4)
------------------             ----   -------   --------   ------------     ----------   ------------
Sheldon R. Erikson             1998        --   $196,875     $ 62,931(6)     459,096       $41,380
  Chairman, President          1997        --    787,500      150,720(6)     550,000        34,291
  and Chief                    1996        --    562,550      146,131(6)     443,234        11,131
  Executive Officer
Thomas R. Hix                  1998        --   $ 63,000     $ 19,987(6)     135,875       $12,504
  Senior Vice President        1997        --    252,100       78,917(6)     232,000        12,468
  of Finance and Chief         1996        --    180,050       64,382(6)     212,750        16,615(5)
  Financial Officer
Franklin Myers                 1998        --   $ 63,000     $ 19,987(6)     138,161       $12,942
  Sr. Vice President,          1997        --    252,100       72,485(6)     232,000        12,008
  General Counsel and          1996        --    180,050       58,138(6)     212,750        10,832(5)
  Secretary and President,
  Cooper Energy Services
  division
A. John Chapman(7)             1998   185,000   $128,871           --(2)      42,539       $15,757
  President, Cooper Cameron
  Valves division
Dalton L. Thomas(8)            1998    55,000   $ 90,988     $361,403(6)(9)  129,329       $42,101(10)
  President, Cameron division

---------------

 (1) Certain of the named executive officers were granted non-qualified stock options in lieu of salary for the periods July 1, 1995 through June 30, 1996, July 1, 1996 through June 30, 1997, July 1, 1997 through December 31, 1997, January 1, 1998 through December 31, 1998, and January 1, 1999 through December 31, 1999 under the Cooper Cameron Stock Options in Lieu of Salary Program approved by the Cooper Cameron Board of Directors. Under the Program, certain officers and key management elected to receive a percentage of base pay in non-qualified stock options under the Company's Amended and Restated Long-Term Incentive Plan ("LTIP"). The terms of the Stock Options are explained in Table 2 "Option Grants in Last Fiscal Year." See Table 2 "Option Grants in Last Fiscal Year."

 (2) Perquisites and other personal benefits paid or distributed did not exceed the lesser of $50,000 or 10 percent of this individual's total salary and bonus.

 (3) Columns (f) "Restricted Stock Awards" and (h) "LTIP Payouts" have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.

 (4) The figures in this column for 1996, 1997 and 1998 include the Company's contributions to the Cooper Cameron Corporation Retirement Savings Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and amounts paid by the Company for excess life insurance, respectively, as follows: S. Erikson $4,081, zero and $7,050 for 1996; $6,750, $23,266 and $4,275 for 1997; and $7,200, $29,905 and $4,275 for
     1998. T. Hix $2,618, zero and $1,497 for 1996; $6,750, $4,554 and $1,164 for 1997; and $7,200, $4,140 and $1,164 for 1998. F. Myers $2,618, zero and
     $714 for 1996; $4,865, $6,440 and $703 for 1997; and $7,200, $5,039 and
     $703 for 1998. J. Chapman $4,556, $9,986 and $1,215 for 1998. D. Thomas
     $4,500, $3,093 and $539 for 1998.

 (5) Included in this amount is reimbursement for the purchase of country club memberships: $12,500 for Mr. Hix, and $7,500 for Mr. Myers.

 (6) Includes cash payment for loss of benefits due to participation in the Options in Lieu of Salary Program.

 (7) Mr. Chapman was elected an officer of the Company in May 1998.

 (8) Mr. Thomas was elected an officer of the Company in July 1998.

 (9) Mr. Thomas was Vice President, Eastern Hemisphere for Cameron until July 1998 and was located in the United Kingdom. As a result of his overseas assignment, the Company was obligated to reimburse him for certain foreign and U.S. income taxes. Included in this amount is reimbursement for foreign and U.S. taxes of $306,167.

(10) Included in this amount is reimbursement for relocation expenses of $33,969.

  * All share amounts have been adjusted for the 2-for-1 stock split effective June 13, 1997.

                                    TABLE 2

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE
                                                                                 AT ASSUMED ANNUAL
                                                                               RATES OF STOCK PRICE
                                                                                   APPRECIATION
                                       INDIVIDUAL GRANTS                          FOR OPTION TERM
                       --------------------------------------------------   ---------------------------
(A)                                      (C)          (D)         (E)           (F)            (G)
                          (B)         % OF TOTAL   EXERCISE
                       NUMBER OF       OPTIONS        OR
                       SECURITIES     GRANTED TO     BASE
                       UNDERLYING     EMPLOYEES      PRICE
                        OPTIONS       IN FISCAL    ($/SHARE)   EXPIRATION               (5)
NAME                   GRANTED(#)        YEAR         (4)         DATE         5%($)          10%($)
----                   ----------     ----------   ---------   ----------   ------------   ------------
Sheldon R. Erikson...    75,000(1)(6)    18%       $60.2500      1/1/04      $1,362,099     $3,117,071
                         80,047(2)                  49.8750      7/4/05       1,732,934      4,081,497
                         11,959(2)                  61.3125      7/4/05         307,922        721,232
                         92,090(2)                  30.1250      7/4/05         967,566      2,386,747
                        200,000                     24.1875     10/9/08       3,042,277      7,709,728
Thomas R. Hix........    36,000(1)        5%       $60.2500      1/1/04         653,807      1,496,194
                         19,875(2)                  50.1250      7/1/01         176,934        374,822
                         80,000                     24.1875     10/9/08       1,216,911      3,083,892
Franklin Myers.......    36,000(1)        6%       $60.2500      1/1/04         653,807      1,496,194
                         22,161(2)(7)               49.8750      7/1/01         198,216        420,225
                         80,000(7)                  24.1875     10/9/08       1,216,911      3,083,892
A. John Chapman......     3,571(1)        2%       $60.2500      1/1/04          64,854        148,414
                         29,000                     24.1875     10/9/08         441,130      1,117,911
                          3,000                     24.1875     10/9/08          45,634        115,646
                          3,004(2)                  61.1875      7/4/05          74,446        179,365
                          3,964(2)                  29.2500      7/4/05          45,487        106,291
Dalton L. Thomas.....    14,285(1)        5%       $60.2500      1/1/04         259,434        593,698
                         12,857(3)                  51.8750      1/1/03         162,919        356,363
                         20,000(1)                  51.8750      1/1/04         317,979        713,533
                          6,187(2)                  57.5625      7/1/01          71,894        142,566
                         76,000                     24.1875     10/9/08       1,156,066      2,929,697

                       POTENTIAL REALIZABLE VALUE
                            AT ASSUMED ANNUAL
                          RATES OF STOCK PRICE
                            APPRECIATION FOR
                            REMAINING OPTION
                          TERM AT THE 12/31/98
                          STOCK PRICE OF $24.50
                       ---------------------------
(A)

                                   (8)
NAME                      5%($)          10%($)
----                   ------------   ------------
Sheldon R. Erikson...   $  -0-         $  -0-
                           -0-            -0-
                           -0-            -0-
                           324,912      1,422,643
                         3,080,740      7,679,280
Thomas R. Hix........      -0-            -0-
                           -0-            -0-
                         1,232,296      3,071,712
Franklin Myers.......      -0-            -0-
                           -0-            -0-
                         1,232,296      3,071,712
A. John Chapman......      -0-            -0-
                           446,707      1,113,496
                            46,211        115,189
                           -0-            -0-
                            17,454         64,706
Dalton L. Thomas.....      -0-            -0-
                           -0-            -0-
                           -0-            -0-
                           -0-            -0-
                         1,170,681      2,918,126

---------------

(1) These shares were granted under the options in lieu of salary program, explained in footnote 1 to the Summary Compensation Table, and vest in full on January 1, 2000.

(2) These shares were granted under the reload feature of the Amended and Restated Long-Term Incentive Plan and vested in full on the date of grant.

(3) These shares were granted under the options in lieu of salary program, explained in footnote 1 to the Summary Compensation Table, and vested in full on January 1, 1999.

(4) The exercise price of each option is equal to the fair market value of the Company's shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price.

(5) These columns show the gains option holders could realize if Cooper Cameron stock appreciates at a 5% or 10% per year rate above the Exercise Price noted in column d for each grant. These growth rates are arbitrary assumptions specified by the U.S. Securities and Exchange Commission, not Cooper Cameron's predictions. The closing price of Cooper Cameron Common Stock on December 31, 1998 was $24.50.

(6) These options were transferred to a family limited partnership on October 23, 1998.

(7) Options for 21,045 shares under two grants were transferred under a Qualified Domestic Relations Order.

(8) These two columns present the potential realizable value based on the end-of-year stock price.

                                    TABLE 3

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR(1)
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING                 VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                         AT DECEMBER 31, 1998(#)       AT DECEMBER 31, 1998($)(1)
                             (B)             (C)       ---------------------------   ------------------------------
(A)                    SHARES ACQUIRED      VALUE                  (D)                            (E)
NAME                   ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   --------------   -------------
Sheldon R. Erikson...      530,756       $19,290,304     625,476        858,392        $  448,357      $1,680,538
Thomas R. Hix........      148,072         4,731,983     114,581        361,358         1,100,275         672,228
Franklin Myers.......      207,322         5,752,312      41,678        229,897           275,230         342,426
A. John Chapman......       26,008           948,804      38,806         78,915           129,627         171,872
Dalton L. Thomas.....       46,320         1,485,511      32,011        180,622            32,374         137,012

---------------

(1) Values are based on the difference between option prices and the closing price of $24.50 per share of Common Stock on the New York Stock Exchange on the last trading day of 1998. In-the-money shares (vested and unvested) at 12/31/98: Erikson 517,496; Hix 188,064; Myers 94,480; Chapman 50,026; and
    Thomas 85,006.

(2) Includes shares exercisable within 60 days of December 31, 1998.

                                    TABLE 4

                               PENSION PLAN TABLE

                                                                 YEAR       ANNUAL
                                                              INDIVIDUAL   ESTIMATED
                                                               REACHES      BENEFIT
                                                                AGE 65     AT AGE 65
                                                              ----------   ---------
Sheldon R. Erikson..........................................     2006      $127,080
Thomas R. Hix...............................................     2012        88,128
Franklin Myers..............................................     2017       135,444
A. John Chapman.............................................     2006        48,396
Dalton L. Thomas............................................     2014        72,948

     For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The formula for calculating the projected annual pension benefits is 4% of pay up to the Social Security Wage Base and 8% thereafter. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 1998 levels; and an interest credit rate of 5.0%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph showing the cumulative total stockholder return on Company Common Stock from July 5, 1995 to December 31, 1998, and comparing it with the cumulative total return over the same period of the Standard & Poor's Composite-500 Stock Index and the S&P Oil & Gas (Drilling & Equipment) Index. In each case, cumulative total return is calculated assuming a fixed investment of $100 on June 30, 1995.

                                                                                         S&P Oil &
                                                                                       Gas (Drilling
               Measurement Period                      Cooper                                &
             (Fiscal Year Covered)                    Cameron           S&P 500          Equipment)
June 30, 1995                                               100.00            100.00            100.00
Dec. 29, 1995                                               213.11            113.07            115.37
Dec. 31, 1996                                               459.24            135.98            160.57
Dec. 31, 1997                                               732.38            178.14            244.08
Dec. 31, 1998                                               294.15            225.65            137.70

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  General

     The Compensation Committee of the Board of Directors (the "Committee") administers the compensation of the Company's executive officers, including its Chief Executive Officer. The Committee is comprised of three directors, Messrs.
C. Baker Cunningham, Grant A. Dove and David Ross III, who are neither officers nor employees of the Company. The principal functions of the Committee are listed on page 11 under the heading "Committees and Board Meetings."

     The Company's primary objective is to increase stockholder value over time. To accomplish this objective, the overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Company's strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company's long-term performance. The Committee has received advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee's analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual bonus opportunity and stock option awards.

  Base Salary and Annual Incentive Awards

     Each of the Company's executive officers receives a base salary, or in the alternative, receives options in lieu of a target salary and has an opportunity to earn a bonus under Cooper Cameron's Management Incentive Compensation Plan (the "MICP"). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Compensation Committee's policy is to pay or target base salaries at or below peer industry medians with a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its subsidiaries and divisions through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the annual operating plan prepared for the Board of Directors. The basic measure of financial performance is earnings before interest, taxes, depreciation and amortization with a target return on equity to also be achieved. A target award percentage is established for each position eligible to participate in the MICP. Annual incentives were awarded to 259 employees for 1998 performance. The Committee is mindful of the unusual variances that occur in today's financial arena in running corporations such as the Company. The Committee will take into account unusual items when applying the MICP targets to the actual results. Such items may include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also evaluates performance taking into account industry-wide market conditions and peer performance. Although 1998 was a record year for earnings before interest, taxes, depreciation and amortization (EBITDA) performance, this performance fell below the target set at the beginning of the year.

  Long-Term Incentives

     It is the policy of the Committee to provide incentives to executives that are tied to the long-term performance of the Company. For this purpose, the Committee has granted stock options to the named executive officers or other key management personnel pursuant to the Cooper Cameron Corporation Long-Term Incentive Plan. In May 1998, the Board granted stock options to certain employees other than executive officers and key management personnel. Also, in October 1998, the Board granted options to certain executive officers and key employees. In both instances, the Committee determined the number of options granted to each individual based on actual compensation and assumptions relating to stock price. The stock options were granted with an exercise price equal to fair market value on the date of grant. Most of the options have a ten-year expiration date and become one-third exercisable one year after the grant date, two-thirds exercisable two years after the grant date and fully exercisable three years after the date of grant. A portion of the options granted in October 1998 vest at the end of 1999 and have an additional four years in which a holder may exercise. In addition, in May 1998 certain of the named executive officers elected to receive stock options in lieu of salary for all or a portion of their annual salary for the year ending December 31, 1999. The options granted in lieu of salary are fully exercisable at the end of the applicable year, are vested pro rata in the event employees terminate their employment before vesting and have a four-year exercise period thereafter. The decision to elect options in lieu of salary for the year 2000 will be made in 1999. The Committee will review each year whether any such employees should be reimbursed for benefits lost pursuant to their participation in this program.

     The Committee believes that the stock option program ties the individual executive's compensation to the Company's performance and directly links the executive's personal interests to the interests of the Company and its stockholders. The Options in Lieu of Salary Program provides increased capital appreciation opportunities for executive officers in a manner directly linked to stockholder value while causing the executive officers to substantially invest in the stock's performance. The Committee will continue to review the Options in Lieu of Salary Program and determine the degree, if any, to which it will be modified.

  Compensation of the CEO

     Mr. Erikson currently has a base salary of $525,000, based on a review of the compensation levels of chief executive officers of companies of comparable size and in similar businesses. He also received a bonus in the amount of $250,000 for 1995, $562,550 for 1996, $787,500 for 1997 and $196,875 for 1998.
Mr. Erikson's target bonus opportunity for 1999 is 90 percent of his base salary. Mr. Erikson elected to convert the equivalent of one year's base salary to stock options under the Options in Lieu of Salary Program for each of the years starting with 1995, subsequent to the split-off, 1996, 1997 and 1998 and 1999. The number of options granted to Mr. Erikson under this program in 1996 for the year 1997 was 300,255, in 1997 for the year 1998 was 150,000 and in 1998 for the year 1999 was 75,000. These options become fully exercisable on the date ending after the term of compensation.

     The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan (excluding those he was awarded in lieu of salary) are competitive with options granted to CEOs of comparable companies. Through the stock option award and the options awarded in lieu of salary, a large percentage of Mr. Erikson's compensation is tied directly to corporate performance and return to stockholders.

  Summary

     The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

                                            Compensation Committee,
                                              Grant A. Dove, Chairman
                                              C. Baker Cunningham
                                              David Ross III

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductibility to $1 million per covered executive of annual compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as performance-based compensation, as defined in Section 162(m). Options granted under the Cooper Cameron Corporation Amended and Restated Long-Term Incentive Plan and bonuses awarded under the Cooper Cameron Corporation Management Incentive Compensation Plan, as amended, qualify as performance-based compensation and, therefore, qualify as an exemption from the application of Section 162(m). The Company will continue to receive a federal income tax deduction respecting future grants of options and performance awards to its executives under these plans.

EMPLOYMENT, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into employment agreements containing certain termination and/or severance provisions with Messrs. Erikson, Hix and Myers (the "Agreements"). The Agreements provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time. The Agreements also provide severance pay and continuation of certain benefits should a Change of Control, as herein defined, occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors.

     The Agreement between the Company and Mr. Erikson has a term of three years, which is automatically extended on a monthly basis. The Agreement provides that Mr. Erikson will receive a salary of not less than $500,000 a year and a bonus as provided under the Company's Management Incentive Compensation Plan or any other plan adopted by the Board of Directors; will participate in the Cooper Cameron Corporation Salaried Employees' Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and will be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The Agreements between the Company and each of Messrs. Hix and Myers are substantially the same as Mr. Erikson's, except the Agreements with Messrs. Hix and Myers have terms of two years, which ended on November 30, 1998, and the Agreements are automatically extended for one year on an annual basis if they are then employees of the Company. The Agreements provide that Messrs. Hix and Myers each will receive a salary of not less than $240,000 per year.

     The Agreements with Messrs. Erikson, Hix and Myers also provide for severance arrangements in the event of a Change of Control. A Change of Control of the Company will occur for purposes of these Agreements if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or their nominees, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (v) there has been a disposition of all or substantially all of the Company's assets.

     If the executive terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for cause, no salary or other benefits are payable under the Agreements. However, if termination occurs without cause prior to or after a Change of Control or by Mr. Erikson with Good Reason prior to or after a Change of Control, Mr. Erikson is entitled to an amount equal to three times the highest base pay (or its equivalent if paid in compensation other than cash) and cash incentive compensation he received during any of the three preceding years, and certain other payments relating to benefit plans applicable to all employees. If termination occurs without cause prior to a Change of Control or by the employee with Good Reason prior to a Change of Control, Messrs. Hix and Myers each are entitled to an amount equal to two times the highest base pay (or its equivalent if paid in compensation other than cash) and cash incentive compensation they received during any of the three preceding years and certain other payments relating to benefit plans applicable to all employees. If termination occurs without cause after a Change of Control, or resignation for Good Reason after a Change of Control, Messrs. Hix and Myers each are entitled to an amount equal to three times the highest base pay and cash incentive compensation they received during the preceding three years and certain other payments relating to benefit plans. In addition, the agreements also provide for certain payments with respect to stock options in order to protect the individual from a loss in value that may result from a Change of Control. "Good Reason" for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which does not represent a promotion, a reduction in base salary, termination of participation in an ongoing compensation plan, relocation, failure of a successor to assume the Agreement, termination by the Company other than as provided in the Agreement, prohibition from engaging in outside activities, or any continuing material default by the Company in the performance of its obligations under the Agreement, whether before or after a Change of Control.

     The Company has adopted an Executive Severance Policy and Change in Control Policy which sets forth certain salary and benefit obligations in the event of the termination of designated key employees of the Company, including Mr. Chapman and Mr. Thomas. The Executive Severance Policy provides for compensation continuation of 15 months for each of Messrs. Chapman and Thomas if their employment with the Company is terminated for any reason except cause. Each of Messrs. Chapman and Thomas would receive an additional 9 months of compensation continuation if such termination occurred subsequent to a "change in control" of the Company, as defined in the Change in Control Policy. The Policy also provides for certain protection in the loss of value of stock options in the event of a Change of Control. Both policies are subject to future amendment, modification or cancellation at the discretion of the Board of Directors.

                             STOCKHOLDER PROPOSALS

     Stockholders' proposals intended to be presented at the 2000 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Secretary of the Company at its principal executive offices on or before January 1, 2000, for inclusion in the proxy statement and the form of proxy for that meeting. In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company's securities, beneficially or of record, entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

                            INDEPENDENT ACCOUNTANTS

     During the year ended December 31, 1998, Ernst & Young LLP was employed principally to perform the annual audit and to render other services.

     Representatives of Ernst & Young will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company's Form 10-K. Representatives of Ernst & Young will have the opportunity to make a statement, if they desire to do so.

     Selection of the Company's independent accountants each year is done at the November meeting of the Board of Directors for such year.

                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1998, its executive officers, directors and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

                                 OTHER BUSINESS

     The management of Cooper Cameron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

     COPIES OF COOPER CAMERON'S ANNUAL REPORT TO STOCKHOLDERS OR ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, COOPER CAMERON CORPORATION, 515 POST OAK BOULEVARD, SUITE 1200, HOUSTON, TEXAS 77027.

                                            By order of the Board of Directors,
                                            /s/ FRANKLIN MYERS
                                            Franklin Myers
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

March 20, 1999

                                                                      APPENDIX A

                           COOPER CAMERON CORPORATION

                          SECOND AMENDED AND RESTATED

               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose and Effective Date. The purpose of this Cooper Cameron Corporation ("Company") Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors ("Plan") is to increase stockholder value and to advance the interests of the Company by strengthening its ability to attract and retain the services of experienced and knowledgeable directors and by causing each non-employee director and advisory director to acquire an equity interest in the Company issuing stock options ("Options") pursuant to the terms of the Plan. It is further intended that the options granted pursuant to this Plan (the "Options") will be nonqualified options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Stockholder Approval. All Options granted pursuant to this amended and restated Plan are subject to, and may not be exercised before, the approval of this amended and restated Plan by the Company's stockholders as set forth in
Section 16.

     3. Participation. Each director and advisory director of the Company who is not an employee of the Company or any of its subsidiaries ("Eligible Director") shall participate in the Plan.

     4. Shares Subject to the Plan. The number of shares of Common Stock subject to Options granted under the Plan in any year shall be determined in accordance with the formulae set forth in Sections 5 and 6 below. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the number of shares of Common Stock which are or may be subject to Options under the Plan and the terms of any outstanding Options (including the price at which shares of Common Stock may be issued pursuant to an outstanding Option) shall be adjusted by the Committee. There are reserved 1,000,000 shares for issuance pursuant to the Plan. Shares of Common Stock related to Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by an Option are not issued to an Eligible Director, shall immediately become available for Options hereunder.

     5. Automatic Options. An Eligible Director shall receive Options in accordance with the provisions of this Section 5. An initial Option grant for 6,000 shares of Common Stock shall be made to an Eligible Director on the first trading date on which such individual becomes an Eligible Director. An additional Option for 6,000 shares of Common Stock shall be granted to Eligible Directors in each subsequent year during the term of the Plan on a date following the Annual Meeting of Company stockholders to be set by the Board of Directors. Notwithstanding the foregoing, if the Company has a non-executive (non-full time employed) Chairman of the Board of Directors, in lieu of the Option grants set forth above, such Chairman shall receive an initial Option grant for 20,000 shares of Common Stock on the first trading date such individual becomes Chairman and an additional Option grant for 20,000 shares of Common Stock in each subsequent year during the term of the Plan on the first trading date following the Annual Meeting of Company stockholders. Except as provided in Sections 7 and 8 below with respect to the exercisability of an Option, no adjustment shall be made to such Option to reflect a termination of service as an Eligible Director.

     6. Elective Options. In addition to the Options granted under Section 5 above, an Eligible Director may make an annual election to receive either the Eligible Director's annual cash retainer or options as described below. The election shall be made by January 1 each year beginning in 2000. On the annual meeting date of the board of directors for 1998, each of the Eligible Directors may elect, for 1999, either (a) an Option for 4,290 shares of Common Stock under this Section 6 (issued at the closing price of the Common Stock as determined for the option in the preceding sentence) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for 1999. Beginning in 2000 and in each year thereafter, each Eligible Director may elect either (a) an Option for 4,290 shares of Common Stock under this Section 6 (issued at the closing price of the Common Stock on the last trading day of the prior year) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for the calendar year so elected. Each such election under this Section 6 shall be made in writing, filed with the Secretary of the Company and shall be irrevocable.

     7. Option Terms. Each Option granted under the Plan shall be subject to the following terms and conditions:

          (a) The exercise price per share of each Option shall be equal to the greater of the par value or the Fair Market Value of a share of Common Stock on the date as of which the Option is granted.

          (b) Except as otherwise provided by the provisions of paragraph 7(c), 7(d) or Section 8 below, each Option shall become exercisable in full as of 12 months after the date as of which the Option is granted.

          (c) If an Eligible Director to whom an Option is granted ceases to be an Eligible Director for any reason other than death or disability prior to the date on which the Option becomes fully exercisable in accordance with paragraph (b) above, the number of shares with respect to which the Option shall be exercisable shall be the number, rounded to the nearest integer, obtained by multiplying the number of shares originally subject to the Option by a fraction, the numerator of which is the number of partial or whole months elapsed since the date of grant and the denominator of which is the number of whole months between the date of grant and the next subsequent Option grant date. The balance of the Option shall be immediately terminated and cease to be outstanding.

          (d) If an Eligible Director to whom an Option is granted ceases to be an Eligible Director by reason of death or disability, the Option shall become immediately exercisable in full.

          (e) An Option shall be terminated and cease to be outstanding five years and one day after the date of which it is granted.

          (f) An Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company prior to the date on which the Option terminates. Such notice shall specify the number of whole shares of Common Stock to be purchased and shall be accompanied by payment in full of the Option price for such shares by cash, check, bank draft or shares of Company Common Stock theretofore owned and held by the Optionee for more than six months. An Option shall not be exercisable with respect to fractional shares. The Committee may provide in an Option Agreement that, if an Eligible Director pays the Option exercise price in shares of Company Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment; provided that such new option shall not be exercisable in any event after the original term of the exercised option.

     8. Acceleration of Options; Change in Control.

          (a) If the Optionee ceases to be an Eligible Director for any reason other than death or disability (i) with respect to Automatic Options, the Optionee shall have the right to exercise the Option for a period of three
     (3) years from the date the Optionee ceases to be an Eligible Director or for the remaining term of the Option, if a shorter period of time, and (ii) with respect to Elective Options, the Optionee shall have the right to exercise the Option for the remaining term of the Option.

          (b) Notwithstanding any provision in this Plan to the contrary, all outstanding Options granted under the Plan shall become exercisable immediately if a Change in Control occurs. If a Change in Control occurs, each holder of an Option shall have the right, but not the obligation, to tender, within 30 days of such a Change in Control, any Option to the Company (or any successor to the Company) and receive in exchange therefor a lump sum cash amount equal to the Black-Scholes value of the Option, without discount for risk of forfeiture and non-transferability determined by using the highest Black-Scholes valuation during the one-year period prior to the Change in Control. Any Black-Scholes valuation for this purposes shall be performed on a basis consistent with the methodology set forth on Exhibit A to this Plan. For purposes of this Plan, a "Change in Control" means a change in control of the Company (other than the initial distribution of Common Stock by Cooper Industries, Inc.) of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to
     Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     9. Definition of Fair Market Value. The "Fair Market Value" of a share of Common Stock, as of any date, shall be equal to the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the average of the high and low sales prices on the exchange on which it is traded, or as reported by an applicable automated quotation system) (the "Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the average of the high and low sales prices of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape.

     10. Transferability of Options. Awards granted under the Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code); or (iii) with respect to Awards of nonqualified stock options, by transfer by an Eligible Director to a member of the Eligible Director's immediate family, which includes the Eligible Director's spouse, children or grandchildren (including adopted and step children and grandchildren) ("Immediate Family"), to a trust solely for the benefit of the Eligible Director and his Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Eligible Director and members of his Immediate Family. However, any Option so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such Option.

     11. Compliance with Applicable Law.

          (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or the applicable regulations or requirements of any securities exchanges or similar entities.

          (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Eligible Director is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares, and shall not dispose of them in violation of the registration requirements of the Securities Act of 1933.

          (c) If at any time, the Company in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any Option grant, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Option grant, the issuance of shares of Common Stock pursuant to any grant, such Option shall not be granted and the shares of Common Stock shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     12. Treatment as a Stockholder. Any Option grant to an Eligible Director under the Plan shall not create any rights in such Eligible Director as a stockholder of the Company until shares of Common Stock are registered in the name of such Eligible Director.

     13. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (i) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required by applicable legal requirements, and
(iii) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

     14. Adjustments.

          (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock issuable pursuant to each Option, (ii) the total number of shares reserved under the Plan, and (iii) the per share exercise price of the Options shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make appropriate adjustments to (1) the number of shares of Common Stock issuable pursuant to each Option and (2) the per share exercise price of the Options to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options as a part of such adjustment. Notwithstanding the foregoing, and in addition to any other rights or privileges held by a holder with respect to an Option (including the provisions of Section 8), upon a Change in Control of the Company (as defined in Section 8) the holder shall have the right to exchange such Option for a new option ("New Option"), that is immediately exercisable (and will remain exercisable for its entire remaining term), has the same remaining term as the Option and otherwise has the same terms and conditions of the Option exchanged, except that the new Option will be to acquire shares of the publicly traded common equity of the Company or any successor or direct or indirect parent of either having an aggregate value (as the date of the Change in Control) equal to the merger or acquisition consideration paid or payable in the Change in Control in exchange for the number of shares of Common Stock subject to the Option and a per share exercise price determined by dividing the aggregate exercise price of the Option by the number of shares of common equity subject to the New Option; provided that if there is no publicly traded common equity of the Company, or any successor or any direct or indirect parent of either, then the New Option shall be with respect to shares of the direct or indirect parent of the Company, and if no such parent then the Company, and if the Company no longer exists, then the successor to the Company.

          (c) The Board of Directors, which means, in event of a change in control, the Board of Directors as constituted immediately prior to the Change in Control, shall have the authority and responsibility to determine the adjustments under Section 14.

     15. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     16. Effective Date of Plan. This amended and restated Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before December 31, 1999. If the stockholders of the Company should fail so to approve this Plan prior to such date, the provisions of the Plan prior to the amendment and restatement shall be continued as if the Plan had not been amended and restated.

     17. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors or advisory director of the Company any obligation to nominate any Optionee for election as a director or advisory director and the right of the stockholders of the Company to remove any person as a director or advisory director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

                                                                       EXHIBIT A

                           COOPER CAMERON CORPORATION

                         BLACK-SCHOLES OPTION VALUATION

THE STOCK'S CURRENT MARKET VALUE............................  $
                                                              -------
ESTIMATED FUTURE DIVIDEND YIELD.............................         %
                                                              -------
THE OPTION'S EXERCISE OR STRIKE PRICE.......................
                                                              -------
OPTION TERM (IN YEARS)......................................
                                                              -------
RISK FREE RATE FOR OPTION TERM..............................         %
                                                              -------
ESTIMATED FUTURE ANNUAL STOCK VOLATILITY....................
                                                              -------
PRESENT VALUE AS A PERCENT OF MARKET VALUE..................         %
                                                              -------
PRESENT VALUE PER SHARE.....................................  $
                                                              -------

 [X]  PLEASE MARK YOUR                                           -------
      VOTES IN THIS                                               5973
      EXAMPLE.                                                   -------

--------------------------------------------------------------------------------
   The Board of Directors recommends a Vote FOR all nominees.
--------------------------------------------------------------------------------
1. To withhold your vote for any nominee(s), write the name(s) here:
   FOR      WITHHELD
   [ ]        [ ]

Election of Directors
Nominees: 1. Grant Dove
          2. David Ross III

Comments           [ ]
(see reverse)

I plan to attend
the meeting.       [ ]

                                             FOR     AGAINST       ABSTAIN

2. To approve the Company's                  [ ]       [ ]           [ ]
   Second Amended and Restated
   1995 Stock Option Plan for Non-
   Employee Directors to increase
   by 500,000 the number of shares
   of common stock reserved under
   the Plan and make certain other
   modifications.

3. To transact such other                    [ ]       [ ]           [ ]
   business as may properly
   come before the meeting and
   any adjournments thereof.

                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


                                       -----------------------------------------

                                       -----------------------------------------
                                       SIGNATURE(S)                         DATE
--------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o




                             [COOPER CAMERON LOGO]

                  TELEPHONE AND INTERNET VOTING INSTRUCTIONS

         You may use the telephone or internet to vote your shares electronically, 24 hours per day, 7 days a week. To access the telephone or internet voting system, you must use the control number printed in the box above.

         TO VOTE BY PHONE:

         -----------------------------------------------------------------------

         Using a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683). Shareholders residing outside the United States, Canada and Puerto
         Rico should call 1-201-324-0377. Use the Control Number located in the box above. Follow the recorded instructions.
         -----------------------------------------------------------------------

         TO VOTE BY INTERNET:

         -----------------------------------------------------------------------
         Log on to http:///www.vote-by-net.com. Following the instructions on the screen.
         -----------------------------------------------------------------------

                          COOPER CAMERON CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   P The undersigned stockholder of Cooper Cameron Corporation ("Cooper Cameron") appoints Sheldon R. Erikson and Franklin Myers, or either of
   R them, proxies, with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at
   O the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 13, 1999, at 10:00 a.m. (central time) in the Elm Room, The Houstonian
   X Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, and at any adjournments thereof, with all powers the stockholder would
   Y possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (GRANT DOVE AND DAVID ROSS III), WILL BE VOTED FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan, as described in the Notice of Meeting and Proxy Statement.

         Comments:                    (Please sign and date on the reverse side)

         -----------------------------

         -----------------------------                               -----------
         (If you have written in the above space, please mark the    SEE REVERSE
         "comments" box on the reverse side of this card.)              SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                          COOPER CAMERON CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                  10:00 a.m.
                                 MAY 13, 1999

                                THE HOUSTONIAN
                          HOTEL AND CONFERENCE CENTER
                            111 NORTH POST OAK LANE
                                HOUSTON, TEXAS

================================================================================
         Agenda
         o Call to order
         o Introduction of Directors and Officers
         o Nomination and Voting for Directors
         o Voting for proposal 2
         o Chairman's Report
         o General Question and Answer Period
================================================================================

--------------------------------------------------------------------------------
         THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.
--------------------------------------------------------------------------------